Exhibit 3.3

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
NILE THERAPEUTICS, INC.
INTO
SMI PRODUCTS, INC.

SMI Products, Inc., a Delaware corporation (the “Corporation”) does hereby certify:

1. That the Corporation is a business corporation of the State of Delaware.

2. That the Corporation owns all of the outstanding shares of the stock of Nile Therapeutics, Inc. (“Nile”), which is also a business corporation of the State of Delaware.

3. That the Corporation, by action of the unanimous written consent of the Board of Directors, dated August 14, 2007, determined to merge into itself Nile on the conditions set forth in the following resolutions:

I. Approval of Merger

WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to merge Nile Therapeutics, Inc., (“Nile”), a Delaware corporation and a wholly-owned subsidiary of the Corporation, with and into the Corporation (the “Merger”), and in connection therewith, to change the name of the Corporation to “Nile Therapeutics, Inc.”

RESOLVED, that pursuant to Section 253 of the DGCL, the Merger is hereby approved and adopted in all respects, and that each of the officers of the Corporation is hereby authorized and empowered, for and on behalf of the Corporation and in its name, to execute and cause to be filed with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL, a certificate of ownership and merger (the “Merger Certificate”), in substantially the form attached hereto as Exhibit A, in such form as such officers shall approve (such approval to be conclusively evidenced by the execution of the Merger Certificate by such officer on behalf of the Corporation) on behalf of the Corporation.

4. That pursuant to Section 253(b) of the Delaware General Corporation Law, upon the effectiveness of the Merger, the Corporation, as the surviving corporation in the Merger, will change its corporate name to “Nile Therapeutics, Inc.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by an authorized officer this 17th day of September, 2007.

SMI PRODUCTS, INC.

By:	/s/ DAVID TANEN
Name: David Tanen
Title: Secretary